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                                                                       EXHIBIT 5



                             SHANLEY & FISHER, P.C.
                               131 Madison Avenue
                        Morristown, New Jersey 07962-1979
                                 (973) 285-1000


                               September 29, 1998






The BISYS Group, Inc.
Overlook at Great Notch
150 Clove Road
Little Falls, New Jersey  07424

         Re:      The BISYS Group, Inc.
                  Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel to The BISYS Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 148,795 shares of the Company's common stock, par value $.02 per share (the "Shares"), issuable pursuant to the exercise of certain stock options ("Stock Options") held by employees of the Company who were former employees of Greenway Corporation ("Greenway"). Said Stock Options were assumed by the Company in connection with the Company's acquisition of Greenway by merger.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by


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The BISYS Group, Inc.
September 29, 1998
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                  the terms of the Stock Options and the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

                                                          Very truly yours,
                                                          SHANLEY & FISHER, P.C.